Exhibit 10.21

LEASE

BY AND BETWEEN

R. G. Harris Co., and Elizabeth G. Harris, Henry K. Workman and

Don C. Sherwood, Trustees of the Harris Family Revocable Trust

as Landlord

and

Copper Mountain Networks, Inc.,

as Tenant

August 12, 1997

i.

TABLE OF CONTENTS

(continued)

ii.

LEASE

THIS LEASE, dated August 12, 1997 for references purposes only, is made by and between R. G. HARRIS CO., a California corporation, as to an undivided 72.6568 percent interest, and, Elizabeth G. Harris, Henry K. Workman, and Don C. Sherwood, as trustees of the Harris Family Revocable Trust, as to an undivided 27.3432 percent interest (collectively, “Landlord”) and COPPER MOUNTAIN NETWORKS, INC., a California corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1.

REFERENCE

1.1 References. All references in this Lease to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Address for Notices:	Copper Mountain Networks, Inc. 3931 Sorrento Valley Blvd. San Diego, California Attention: Joseph Lynch

Landlord’s Address for Notices:	R.G. Harris Co. Harris Family Revocable Trust P.O. Box 2882 31479 Pacific Coast Highway Malibu, California 90265 Attention: Henry Workman 310 456-5591 Assignment

Landlord’s Representative:	Don C. Sherwood, Esq. Sherwood and Hardgrove Suite 240 11990 San Vicente Boulevard Los Angeles, California 90049-5004
Phone Number:	(310) 826-2625

Intended Commencement Date:	November 1, 1997

Amended Term:	four (4) years

Lease Expiration Date:	four (4) Years from the Lease Commencement Date, unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15, and subject to termination by Tenant pursuant to Paragraph 2.3.

Options to Renew:	one (1) option to renew for a term of two (2) years.

First Month’s Prepaid Rent:	$20,400

Tenant’s Security Deposit:	$20,400

Credit Enhancement:	$100,000 letter of credit (initially)

Tenant Improvement Allowance:	$72,000

Tenant’s Required Liability Coverage:	$2,000,000 Combined Single Limit

Broker(s):	The Irving Hughes Group, Inc.

Property:	That certain real property situated in the City of San Diego, County of San Diego, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as 3931 Sorrento Valley Blvd., San Diego, California.

Building:	That certain Building within the Property in which the Leased Premises are located, which Building is shown outlined on Exhibit “A” hereto.

Outside Areas:	The “Outside Areas” shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, parking areas, landscaped area, open areas and enclosed trash disposal areas.

Leased Premises:	All the interior space within the Building, consisting of approximately 24,000 square feet and, for purposes of this Lease, agreed to contain said number of square feet, together with the parking rights described in this Paragraph 1.1. The parties agree that irrespective of the actual square footage of the Building, the Building shall be conclusively deemed to consist of 24,000 square feet for all purposes of this Lease and there shall be no further adjustment of any rent payable hereunder if the actual square footage of the Building is greater than or less than 24,000 square feet. The Leased Premises are commonly known as or otherwise described as 3931 Sorrento Valley Blvd., San Diego, California.

Parking:	Exclusive use of the south half of the existing parking lot, from south of the existing fire lane to the property boundary, as indicated on Exhibit A.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

$20,400 per month from the Lease Commencement Date for a period of twelve (12) months. At the end of such 12 month period, and at each anniversary of the Lease Commencement Date, Base Monthly Rent shall be increased by 4% per annum compounded annually. Thus, as of each adjustment date, the base monthly rent in effect immediately prior to such adjustment shall be increased by 4% as of the following day.

Use:	office, research and development, light assembly, engineering and other related legal uses

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit “A” - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

Exhibit “B” - Hazardous Substances permitted pursuant to Paragraph 16.1.

ARTICLE 2.

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 Right To Use Outside Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. In that regard, Tenant shall not be entitled to use the Outside Areas for storage.

2.3 Lease Commencement Date And Lease Term. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”). The term of this Lease shall in all events end

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on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”). In addition, Tenant shall have a one-time option to terminate this Lease effective at the end of the third year of the Lease Term, in the event that Tenant desires to lease additional space, and Landlord is unable to provide such additional space which is acceptable to Tenant (the “Termination Option”). The Termination Option may be exercised by written notice to Landlord given not less than six (6) months prior to the third anniversary of the Lease Commencement Date and payment by Tenant of a lease termination fee in the amount of $45,000 at the time of such written notice.

2.4 Delivery of Possession. Landlord shall deliver to Tenant possession of the Leased Premises immediately upon execution of this Lease. Tenant shall be entitled to occupy the Leased Premises prior to the Lease Commencement Date, and such occupancy shall be subject to all of the provisions of this Lease; provided, however, that Tenant’s obligation to pay Base Rent shall not commence until the Lease Commencement Date. Such early possession shall not advance the Lease Expiration Date.

2.5 Acceptance Of Possession; Tenant Improvement Allowance. Landlord agrees that as of the Lease Commencement Date, the following are or will be in good working order; the roof (structure and membrane), foundation, structural elements, truck doors and all existing plumbing, lighting, heating, ventilating and air conditioning systems and other systems serving the Leased Premises. Landlord agrees to provide Tenant with the Tenant Improvement Allowance. Tenant may use the Tenant Improvement Allowance to make improvements and installations to the Leased Premises, and Landlord shall pay the Tenant Improvement Allowance to Tenant upon presentation by Tenant of (i) invoices evidencing the work done or installations made, (ii) proof of payment by Tenant of such invoices, and (iii) appropriate lien waivers from contractors. In the event that Tenant fails to use the Tenant Improvement Allowance within thirty days of the Lease Commencement Date. Landlord shall credit the Tenant Improvement Allowance (or so much of it as may then remain) against Base Monthly Rent or other sums due from Tenant hereunder. All improvements made pursuant to this paragraph 2.5 shall be subject to the provisions of paragraph 6.1.

2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, renevable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Tenant and repair all damage caused by such removal.

ARTICLE 3.

RENT, SECURITY DEPOSIT AND CREDIT ENHANCEMENTS

3.1 Base Monthly Rent. Commencing on the Lease Commencement Date and continuing throughout the Lease Term. Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).

3.2 Additional Rent. Commencing on the possession of the Leased Premises is delivered to Tenant, and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

(a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Landlord may estimate the amount of Property Operating Expenses for any lease year, and Tenant shall be required to pay 1/12 of such estimated amount on the first day of each calendar month of such lease year. Within 60 days of the end of such lease year, Landlord shall determine the actual amount of such lease year’s Property Operating Expenses. If the actual amount of such Property Operating Expenses exceeds the amount paid by Tenant in such lease year, Tenant shall pay Landlord the shortage with the next installment of Base Monthly Rent. If the actual amount of such Property Operating Expenses is less than the amount paid by Tenant in such lease year, Tenant shall be entitled to a credit against future Base Monthly Rent or Additional Rent or to a refund of any such excess upon termination of this Lease. Tenant shall have the right to reasonably audit Landlord’s calculation of Property Operating Expenses.

(b) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3 If any installment of Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within ten calendar days after the same becomes due, Tenant shall pay to Landlord a late charge in an amount equal to the amount equal to 6% of the Base Monthly Rent or the Additional Rent not so paid. In addition, Tenant Shall also pay Landlord Interest on any Base Monthly Rent or Additional Rent not paid when due, at an interest rate equal to the maximum rate allowed by law, from the date such amount is due, until such amount is paid in full.

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3.4 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.5 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

3.6 Security Deposit. Tenant has deposited with Landlord the amount set forth in Article 1 as the “Security Deposit” and provided the letter of credit described in Paragraph 3.7 below, as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to remedy any other default of Tenant. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.

3.7 Credit Enhancement. Tenant shall provide Landlord with an irrevocable standby letter of credit in form reasonably satisfactory to Landlord from an issuer reasonably satisfactory to Landlord in the initial amount of $100,000 as additional security for the performance by Tenant of its obligations under this Lease. The face amount of such letter of credit may be reduced annually by $25,000 on each anniversary of the Commencement Date, provided only that Tenant is not then in material default of its obligations under this Lease.

ARTICLE 4.

USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage or overload of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 Signs. Tenant may install in the Leased Premises such signage as it shall desire, subject only to compliance with all applicable Laws and Restrictions, and subject to having obtained Landlord’s consent to such signage, which Landlord agrees not to unreasonably withhold, delay or condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.

4.4 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by hazardous materials existing as of the date the Lease Premises are delivered to Tenant unless caused by Tenant, nor shall Tenant be required to make any capital repairs or improvements to the Leased Premises unless such capital repairs or replacements are required by a governmental authority as the direct result of Tenant’s particular use of the Premises. Tenant’s obligation hereunder shall survive the termination of this Lease.

4.5 Compliance With Insurance Requirements. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages covering the Leased Premises or the Property carried by either Landlord or Tenant pursuant to this Lease.

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4.6 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or, during the last six (6) months of the Lease Term, tenants; (iii) performing any of Landlord’s obligations hereunder; (iv) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises). Landlord shall also have the right to enter the Leased Premises at any time, in case of emergency. Any entry into the Leased Premises obtained by Landlord in accordance with this paragraph shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.7 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all debris, trash (except within existing enclosed trash areas), inoperable vehicles and the like.

4.8 Rules And Regulations. In the event Tenant is no longer the sole tenant of the Leased Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property.

ARTICLE 5.

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Subject to the provisions of Article 10, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

(a) Tenant’s Obligations. Subject to the obligations of Landlord contained in subsection (b) below, Tenant shall, at all times during the Lease Term and at its sole cost and expense, maintain in good order, condition and repair the Leased Premises and every part thereof including (i) all interior walls, floors and ceilings, (ii) all electrical wiring, conduits, connectors and fixtures, (iii) all plumbing, pipes, sinks, toilets, faucets and drains, and (iv) all lighting fixtures, bulbs and lamps and (v) the roof membrane, exterior (but not loadbearing) walls, interior windows and doors, (vi) all landscaping and other improvements to the Outside Areas, and (vii) all building systems. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same.

(b) Landlord’s Obligation. Landlord, at Landlord’s sole cost (and not to be included as a Property Operating Expense or Property Maintenance Cost) shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, load-bearing walls, exterior windows, exterior doors and all structural elements of the Building. Landlord shall also be responsible for the cost to remediate any code violations of the existing Building or improvements, before Tenant makes its Tenant Improvements. Notwithstanding the foregoing, unless such damage is covered by insurance carried by either party or required to be carried by Landlord under this lease, Tenant shall be responsible for all damage to the Leased Premises caused by Tenant, or Tenant’s agents, employees, contractors or invitees.

5.2 Utilities. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services supplied to the Leased Premises at Tenant’s request or for its benefit.

5.3 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises from any cause, other than Landlord’s negligence, willful misconduct or breach of this Lease.

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ARTICLE 6.

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may not be unreasonably withheld, delayed or conditioned. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied and (iii) Tenant shall have given Landlord at lease five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building. Notwithstanding the foregoing, Tenant, without Landlord’s prior written consent, shall be permitted to make non- structural alterations to the Building, provided that: (a) such alterations do not exceed $10,000 individually or $100,000 in the aggregate, (b) Tenant shall timely provide Landlord with notice of the proposed improvements including such details as Landlord may reasonably request regarding the proposed improvements and their estimated cost and (c) Tenant shall, upon Landlord’s request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition existing prior to such alteration. Tenant agrees to provide landlord with copies of plans for all material improvements or alterations to the Leased Premises, regardless of whether or not Landlord’s consent to such improvements or alterations is required hereunder.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures), shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2.

6.3 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after the same has been recorded. Tenant further agrees to indemnify and hold harmless any hypothecation or security device now or hereafter placed upon the Leased Premises, relative to any liens or claim of liens recorded against Tenant’s interest in this Lease, the Property or any part thereof, arising out of or relating to any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors.

ARTICLE 7.

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any attempted subletting or assignment without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Any sublease of the entire Building shall terminate Tenant’s Extension Option pursuant to Article 15.

7.2 Merger Or Reorganization. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of the capital stock of Tenant or the sale of substantially all the assets of Tenant, shall not be deemed an assignment of Tenant’s interest in this Lease. Notwithstanding the foregoing, a transfer of greater than 50% of the ownership interest of Tenant shall be deemed to be an assignment of this Lease, except in the case where such transfer is in connection with a public offering of Tenant’s securities or the merger or consolidation of Tenant in a transaction where the surviving entity or its affiliates are a company of greater net worth than Tenant. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall not be deemed an assignment of Tenant’s interest in this Lease.

7.3 Landlord’s Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least ten (10) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or

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sublessee, the property assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably withheld, delayed or conditioned.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the following conditions:

(a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment (not to exceed $500 per request).

(d) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

7.5 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to my subsequent assignment or subletting.

ARTICLE 8.

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees or contractors resulting from the Leased Premises, the Building, the Property or the Outside Areas, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s negligence, willful misconduct, or breach of this lease.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury or property damage suffered by any third party occurring within the Leased Premises (including the Outside Areas and all other parts of the Leased Premises) or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, and Tenant shall indemnify and hold Landlord, Landlord’s partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord or the breach by Landlord of this lease. This indemnity agreement shall survive the date of the expiration or sooner termination of this Lease.

ARTICLE 9.

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain a “broad form liability” endorsement insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

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(ii) Fire and property damage insurance in so-called “fire and extended coverage” form insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all laws; and

(iv) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder’s risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(iii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced.

9.2	Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; and/or (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure. Notwithstanding the foregoing, if Landlord elects to carry earthquake or flood insurance. Landlord may pass through to Tenant as a Property Operating Expense only reasonable premiums for such coverages if such coverages are available at commercially reasonable rates and purchased by other owners of similar properties in the area of the Leased Premises. Under no circumstances, however, shall Tenant be required to pay or reimburse to Landlord the amount of any deductibles for such coverages or for premiums for flood or earthquake coverage exceeding $ 4,000 per year. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars ($2,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force

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at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10.

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.2 or by Tenant pursuant to Paragraph 10.3. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date and Tenant shall restore any improvements made by it to the Leased Premises and its trade fixtures. Notwithstanding the foregoing, Landlord shall have no obligation to restore any Improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures.

10.2 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

(a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord unless Tenant agrees to pay the difference between the cost of restoration and the amount of available insurance proceeds, or (ii) fifty percent of the then actual replacement cost thereof;

(b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.3 Tenant’s Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a) If the time estimated to substantially complete the restoration exceeds six (6) months from and after the date the architect’s or construction consultant’s written opinion is delivered; or

(b) If the damage occurred within twelve (12) months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety (90) days from and after the date such restoration is commenced.

10.4 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly. Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.5 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent and any Additional Rent shall be temporarily abated during the period of damage in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage, unless such damage results from the willful act of Tenant, Tenant’s employees or agents.

ARTICLE 11.

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings. Tenant shall have the option to terminate this Lease by notice given within thirty (30) days of a taking, if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made suitable for the continued operation of Tenant’s business. Tenant must exercise such option

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within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease by notice given within thirty (30) days of a taking, if, as a result of any taking (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1 and Tenant shall repair, as necessary, any improvements installed by it in the Leased Premises or trade fixture damaged by such taking.

11.4 Temporary Taking. If a portion of the Leased Premises is temporarily taken for a period of six months or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds six months or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, or the leasehold interest, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the unamortized value of any leasehold improvements installed and paid for by Tenant, amortized over a four-year period. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (including a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12.

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due, which failure has continued for five days following written notice from Landlord; or

(b) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same (provided that, if longer than thirty days is reasonably required in order to perform such term, covenant or condition. Tenant shall have such longer period provided that Tenant has commenced to cure such failure and is diligently prosecuting such cure to completion).

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12.2 Landlord’s Remedies. In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii) Any reasonable action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

(i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably - avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

(ii) Any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iii) expenses incurred in removing, disposing of and/or storing my of Tenant’s personal property, inventory or trade fixtures remaining therein; (iv) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (v) any other expenses, costs or damages otherwise reasonably incurred or suffered as a result of Tenant’s default.

12.3 Landlord’s Default And Tenant’s Remedies. Landlord shall not be in default hereunder unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In the event of Landlord’s default, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13.

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease,

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Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, Landlord shall have the right to require Tenant to pay such taxes.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then; upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property.

13.6 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof it any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.7 Force Majeure. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion: or extraordinary weather, fire or other acts of God.

13.8 Notices. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by reputable overnight courier service, postage prepaid, addressed to the other party as follows:

If to Landlord:	R.G. Harris Company
P.O. Box 2882
31479 Pacific Coast Highway
Malibu, California 90265
Attention: Henry Workman

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with a copy to:	Sherwood and Hardgrove
Suite 240
11990 San Vicente Boulevard
Los Angeles, California 90049-5004
Attention: Don C. Sherwood

If to Tenant:	Copper Mountain Networks, Inc.
3931 Sorrento Valley Blvd.
San Diego, California
Attention: Joseph Lynch

with a copy to:	Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Attention: Toni Pryor Wise

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.9 Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.10 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an, integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, and (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9.

(c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing, replacing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees (not exceeding 2 1/2% of the amount of Base Monthly Rent, if such fees are paid to Landlord or an affiliate or agent of Landlord, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and painting the exterior surfaces, of the Building, repairing, replacing, and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building. Notwithstanding the foregoing, Property Maintenance Costs shall not include the costs of environmental remediation or costs attributable to the tenancy of others at the Property, or Landlord’s repair and maintenance obligations pursuant to paragraph 5.1(b).

All capital items determined in accordance with generally accepted accounting principles (excluding in any case items which are Landlord’s obligations under paragraph 5.1(b)), shall be amortized over their useful life and included as a Property Operating Expense.

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(d) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.

(e) Law. The term “Law” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g) Private Restrictions. The term “Private Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

(h) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

13.11 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.12 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party’ shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease.

ARTICLE 14.

CORPORATE AUTHORITY,

BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.

14.2 Brokerage Commissions. Landlord and Tenant each represent, warrant and agree that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of its agreement or promise (implied or otherwise) to pay such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord agrees to assume all obligations and responsibility with respect to payment of the Brokers and to indemnify, defend and hold Tenant harmless therefrom. Landlord shall pay Broker a commission equal to 3% of the Base Monthly Rent payable during the second, third and fourth year of this Lease. Such commission shall be paid 50% upon execution of this Lease by Landlord and Tenant and 50% upon the Lease Commencement Date. No further commission shall be due as the result of any exercise of option rights by the Tenant.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein.

14.

ARTICLE 15.

OPTIONS TO EXTEND

15.1 Subject to the condition set forth in clause (b) below, Tenant shall have the option to extend the term of this Lease (“Extension Option”) for a period of two (2) years from the expiration of the fourth year of the Lease Term (the “Extension Period”), subject to the following conditions:

(a) The Extension Option shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not less than nine (9) months prior to the expiration of the fourth year of the Lease Term; and

(b) Tenant is not in material default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the Extension Option or on the commencement date of the Extension Period.

15.2 In the event the Extension Option is exercised in a timely fashion, the Lease shall be extended for a period of two (2) years upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be equal to ninety-five percent (95%) of the “Fair Market Rent” for the Leased Premises. For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent determined pursuant to the process described below.

15.3 Within 15 days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. The parties shall have 15 days to meet and agree on the amount of Base Monthly Rent. If the parties are unable to so agree within such period, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. If Tenant elects arbitration, the arbitration shall be concluded within 60 days after the date of Tenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner.

15.4 The parties shall each select a person to act as the arbitrator on its behalf within fifteen days of delivery by Tenant to Landlord of its election to arbitrate. Each arbitrator shall be qualified as a real estate appraiser with at least ten years’ experience and familiar with the Fair Market Rent of similar industrial, research and development, or office space in the vicinity of the Property used for a use similar to that of the Leased Premises. If either party fails to notify the other of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by the one party shall be the arbitrator to determine the issue. In the event that two arbitrators are chosen pursuant to Paragraph, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to. In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then American Arbitration Association or any judge of the Superior Court of San Diego county, acting in his or her private and not in his or her official capacity. The three arbitrators shall determine the Fair Market Rent of the Leased Premises within 15 days after the appointment of the third arbitrator. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator.

ARTICLE 16.

HAZARDOUS MATERIAL

16.1 Other then those listed on Exhibit B and reasonable amounts of those materials commonly used for office and janitorial uses and petroleum products in vehicles, all of which have been preapproved by Landlord, Tenant shall not cause or permit any Hazardous Substances (as hereinafter defined) to be used, stored, generated or disposed of on or in the Leased Premises or the Property by Tenant, Tenant’s agents, employees, contractors or invitees, without first obtaining Landlord’s written consent. If Hazardous Substances are used, stored, generated or disposed of on or in the Leased Premises or the Property except as permitted above, or if the Leased Premises or the Property become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnity and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including without limitation, a decrease in value of the Leased Premises and the Property, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the leased Premises and the Property, and any and all sums paid for settlement of claims, attorneys fees, consultant and expert fees) arising as a result of such contamination by Tenant. This indemnification includes without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Leased Premises or the Property and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions required by any regulatory agency having jurisdiction over the property to remediate the condition of the Leased Premises and the Property. Tenant shall first obtain Landlord’s written approval for any such remedial action.

15.

16.2 As used herein the term “Hazardous Substance” means any substance which is toxic, ignitible, reactive or corrosive and which is regulated by any local government, the State of California or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” includes, but is not restricted to asbestos, polychlorobiphinyls (“PCB’s”) and petroleum.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

R. G. Harris Co., a California corporation

Dated: 8/13/97	By:	/s/ [ILLEGIBLE]

	Title:	President

/s/ Elizabeth G. Harris
Elizabeth G. Harris, Trustee of the Harris Family Revocable Trust

/s/ Henry K. Workman
Henry K. Workman, Trustee of the Harris Family Revocable Trust

/s/ Don C.Sherwood
Don C.Sherwood, Trustee of the Harris Family Revocable Trust

TENANT:

Copper Mountain Networks, Inc., a California corporation

Dated: 8-12-97	By:	/s/ Joe Lynch

	Title:	V.P. Operations

16.

EXHIBIT A

SITE PLAN

SORRENTO VALLEY BLVD.
SITE PLAN
BUILDING # 27
BUILDING # 26
FRONTAGE ROAD
PROPERTY LINE

3911 Sorrento Valley Blvd

3931 Sorrento Valley Blvd

17.

Exhibit B

HAZARDOUS SUBSTANCES

None.

18.

STANDARD INDUSTRIAL SUBLEASE

American Industrial Real Estate Association

1. Parties. This Sublease, dated, for reference purposes only, December 1, 1997, is made by, between Copper Mountain Networks Inc., a California corporation (herein called “Sublessor”) and Vidimedix Corp., a Texas corporation (herein called “Sublessee”)

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon at the conditions set forth herein, that certain real property situated in the County of San Diego State of California commonly known as 3931 Sorrento Valley Blvd. and described as a portion of said building comprised of approximately 6935 rentable square feet and located at the northwest end of building.

Said real property. Including the land and all improvements thereon, is hereinafter called the “Premises”.

3. Term.

3.1 Term. The term of this Sublease shall be for 17 months commencing on December 1, 1997 and ending on April 30, 1999. unless sooner terminated pursuant to any provision hereof.

3.2 Delay in Commencement. Notwithstanding said commencement date; if for any reason Sublessor cannot deliver possession of Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty days from said commencement date. Sublessee may, at Sublessee’s option, by notice in writing to Sublessor within ten (10) days thereafter, * this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $7,282.00. In advance, on 1st day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $7,282.00 as rent for December 1997. See Paragraph 13. Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessee may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $21,845.00 as security for Sublessee’s ** performance of Sublessee’s obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with rent to any provision of this Sublease. Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charges default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit. Sublessee shall ** ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to me full and hereinabove stated and Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said * separate from its general accounts. If Sublessee performs all of Sublessee’s obligations hereunder, said deposit, or so much thereof as ** theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessee option, to the last assignee. If any, of Sublessee’s interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. Use.

6.1 Use. The Premises shall be used and occupied only for general office use for telecommunications company and for no other purpose.

6.2 Compliance with Law.

(a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessors cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty ** year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of these Shall be the obligation of the Sublessee.

(b) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee’s expanse, comply promptly with all applicable ** ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regular use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste nuisance or, if there shall be more then one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

6.3 Condition of Premises. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regard the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached the Sublessee acknowledges that neither Sublessor nor Sublessor’s agents have made any representation or warranty as to the suitability Premises for the conduct of Sublessee’s business.

7. Master Lease.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the “Master Lease”, a copy of which is attached marked Exhibit, dated August 12, 1997 wherein RG Harris Company is the lessor, hereinafter referred to as the “Master Lessor”.

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the term conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which every terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used ** deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this ** Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and Obligation of Sublessor under the Master Lease except or the following paragraphs which are excluded therefrom: See paragraph **

EXHIBIT C

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assume Obligations”. The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remain Obligations”.

7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, include reasonable attorneys fees, arising out of Sublessee’s failure to comply with of perform Sublessee’s Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8. Assignment of Sublease and Default.

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease and all rentals and income arise therefrom, subject however to terms of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor’s Obligations under Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease, Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the rents due and to become due ** the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and if Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding a notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid ** Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then its the Sublease shall not be effective unless, within 10 days of the date hereof. Master Lessor signs this Sublease thereby giving its consent to its Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor Master Lessor’s consent, shall not be effective unless, within 10 days of the date hereof, said guarantors sign (this Sublease thereby giving guarantor consent to this Sublease and the terms thereof.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comp** with all of the obligations of Sublessor to be performed under the Lease.

(b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver ** Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantor or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or ent** liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepared rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the term of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor. Master Lessor agrees to *** to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Subleasee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Brokers Fee.

10.1 Upon execution hereof by all parties. Sublessor shall pay to Business Real Estate Brokerage Company a licensed real estate broker, (herein called “Broker”), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no separate agreement between Sublessor and Broker, the sum of $7,427.00* for brokerage services rendered by Broker to Sublessor in this transaction. * to be split on a 50/50 basis with The Sanda Company

10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, or if Broker is the procuring cause of any lease, sublease, or sale pertaining to the Premises or any adjacent property which Sublessor may own or in which Sublessor has an interest, then as to any of said transactions Sublessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing Sublessor’s obligation under this Paragraph 10.2 is limited to a transaction in which Sublessor is acting as a sublessor, lessor or seller.

10.3 Master Lessor agrees, by its consent to this Sublease, that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend the Master Lease, to renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent properly which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof or any adjacent property which Master Lessor owns or in which it has an interest then as to any of said transactions Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of its consent to this Sublease.

10.4 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, as to any extension or renewal: upon the execution of any new lease, as to a new lease transaction or the exercise of a right of first refusal to lease; or at the close of escrow, as to the exercise of any option to purchase or other sale transaction.

10.5 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. Attorney’s fees (If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

12. Additional Provisions. (If there are no additional provisions draw a line from this point to the next printed word after the space left here. If the additional provisions place the same here.)

Addendum to Standard Industrial Sublease, paragraphs 13 through 25, exhibits A and B.

If this Sublease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is mode by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease or the transaction relating thereto.

Executed at San Diego, Calif.		Copper Mountain Networks Inc.

on (date)	_____________	By	/s/ Joe Lynch

address	3931 Sorrento Valley Blvd.	By	Joe Lynch, V.P. Operations
	San Diego CA 92121 attn: Joe Lynch		“Sublessor” (Corporate Seal)

Executed at	San Diego, Calif.	Vidimedix Corporation

on (date)	Nov. 8, 1997	By	/s/ Philip W. Faris Jr.

address	12707 HIGH BLUFF DR., Site 200	By	Philip W. Faris Jr., President & CEO
	SAN DIEGO, CA 92130	“Sublessee” (Corporate Seal)

Executed at		RG Harris Co., Harris Family Revocable Trust

on		By

address	31479 Pacific Coast Hwy	By
PO Box 2882
Malibu, CA 90265
	Attn: Henry Workman	“Master Lessor” (Corporate Seal)

Executed at

on

address
“Guarantors”

For these forms call the American Industrial Real Estate Association, (213) 687-8777

ADDENDUM TO SUB-LEASE DATED DECEMBER 1, 1997 BETWEEN COPPER MOUNTAIN NETWORKS, INC. AS SUBLESSOR AND VIDIDMEDIX CORPORATION AS SUBLESSEE FOR THE APPROXIMATELY 6,935 SQUARE FOOT OFFICE / R&D PREMISES LOCATED IN A PORTION OF THE BUILDING AT 3931 SORRENTO VALLEY BOULEVARD, SAN DIEGO CALIFORNIA, 92126.

13. PREPAID RENT / SECURITY DEPOSIT: Upon Sublease execution, Sublessee to provide Sublessor with a check in the amount of $29,127 which represents first month’s rent of $7,282; a standard security deposit equal to $7,282 and an additional security deposit of $14,564 which will be applied towards rent due during the last two (2) months of the Sublease term.

14. UTILITIES / JANITORIAL: This Sublease is a full service sublease pursuant to which Sublessee will only be responsible for rent as set forth in Section 4, security system fees as set forth in Section 18 and janitorial expenses which Sublessee will pay for directly. Sublessor will pay at its sole cost all other expenses associated with the Premises including, without limitation, utilities, Property Operating Expenses (as defined in the Master Lease) and expenses associated with the repair and maintenance of the Premises (unless such expenses are necessitated by the gross negligence or willful misconduct of Sublessee or its employees, agents or officers).”

15. CONDITION OF PREMISES: Sublessee to take the Premises in “as is” condition, with the exception of the following items:

a)	All existing HVAC, electrical, plumbing, lighting and building systems to be in good working order.

b)	Sublessor to deliver the Premises in broom-clean condition.

c)	Sublessor at Sublessor’s cost to have a phone room constructed per the floor plan in Exhibit A.

d)	Sublessor to provide 60 phone jacks to the phone room which it will construct at its sole cost, and as shown in Exhibit A. Sublessor to bear the cost of running phone lines to the private offices and to one location in the open area. Sublessee to be responsible for all other distribution of wiring.

e)	Sublessor agrees to reconnect all Category “5” wiring to private offices in the Premises and to one location in the open area portion of Premises as shown in Exhibit A. Sublessee to be responsible for all other distribution of such wiring.

16. EARLY TERMINATION OF SUBLEASE: Sublessor may have a one (1) time option to unilaterally terminate the Sublease after the fourteenth (14th) month of the Sublease term providing that Sublessor does the following:

a)	Sublessor must provides to Sublessee at least 153 days prior written notice (not later than September 1, 1998) that it is exercising its right to terminate the Sublease at the end of the 14th month, and;

b)	Pays to Sublessee a cancellation fee of $10,000 per month, pro-rated for the time remaining on the Sublease term, with a maximum fee to Sublessor of $30,000. The parties agree that such amount is a reasonable sum to compensate Sublessor for the damages it wound incur, which damages are impracticable to estimate as a result of such early termination.

c)	If after receiving written notice from Sublessor of its intent to terminate early, Sublessee at Sublessee’s option may terminate the lease no less than 30 days from its receipt of written notice, in which case Sublessor will pay Sublessee the amounts described in subsections 16(b) and 16(d).

d)	Reimburses Sublessee $21,845 (subject to the provisions contained in paragraph 5 (Security Deposit) of the Sublease.

17. DELAY IN COMMENCEMENT: In paragraph 3.2 of the Sublease, in line 4, “sixty (60) days” shall be deleted and replaced with “ten (10) days”. In line 5, “ten (10) days shall be deleted and replaced with “five (5)” days.

18. SECURITY SYSTEM: Sublessor shall provide Sublessee with service from the existing security system and shall submit invoices to Sublessee for the actual costs of the security system relating to the Premises. Sublessee will promptly pay such invoices provided, however, Sublessee will not be obligated to pay in excess of $50 per month for the security system service.

19. FIRST RIGHT OF REFUSAL TO EXTEND LEASE: Provided that Sublessor does not exercised its early termination right set forth in Section 16 above, Sublessee shall be given the first right of refusal to renew or extend the Sublease term, for a term commensurate with the term of the Master Lease and any extensions thereof. Terms and conditions of any extension period subject to mutual agreement among the parties.

20. BUILDING SIGNAGE: Sublessor will display its sign and temporary banners on the north end of the building facing Vista Sorrento Parkway and at the entry to its Premises. Sublessee shall be allowed to display its sign on the north end of the building facing Vista Sorrento Parkway and at the entrance to its Premises to the extent its signage does not conflict with Sublessor’s signage and subject to prior approval of Sublessor, and subject to any consent required by Master Lessor in the Master Lease and any approval required by the city of San Diego.

21. PARKING: Sublessor to be entitled to 28 parking spaces on an unreserved and un-exclusive basis.

22. SUBLESSOR’S OBLIGATIONS: Sublessor shall fully perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under the Sublease. Sublessor, with respect to the obligations of Master Lessor under the Master Lease, shall use Sublessor’s diligent good faith efforts to cause Master Lessor to perform such obligations for the benefit of Sublessee.

23. ASSIGNMENT OF RIGHTS: Sublessor hereby assigns to Sublessee all warranties given and indemnities made by Master Lessor to Sublessor under the Master Lease which would reduce Sublessee’s obligations hereunder, and shall cooperate with Sublessee to enforce all such warranties and indemnities.

24. HAZARDOUS MATERIALS: To the best knowledge of Sublessor, no hazardous materials, other than normal cleaning materials, petroleum products in vehicles, etc., as defined by federal, state or local laws, are present in or about the Premises and no action, proceeding, or claim is pending or threatened concerning any hazardous materials or pursuant to any laws. Sublessor shall indemnify, defend, protect and hold Sublessee, its agents, officers, directors and shareholders, harmless from and against all claims, actions, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees, investigation fees and litigation expenses), due to Sublessor’s release or emission of hazardous materials in or about the Premises. Sublessee shall indemnify, defend, protect and hold Sublessor, its agents, officers, directors and shareholders, harmless from and against all claims, actions, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees, investigation fees and litigation expenses) due to Sublessee’s release or emission of Hazardous Materials in or about the Premises.

25. MISCELLANEOUS CHANGES TO SUBLEASE: The Sublease Agreement shall be modified by the following miscellaneous changes:

Paragraph 2: At the end of the inserted language: “the northwest end of building” insert: “as shown on Exhibit A attached hereto.”

Paragraph 5: In the second to the last line of this paragraph after the words: “at the expiration”, insert the words: “or early termination”.

Paragraph 7.3: In the first line after the words: “under this Sublease shall”, replace the word “be” with the word “include”.

In the second to the last line of this paragraph the words “Lessor” and “Lessee” shall be deleted and replaced with the words “Landlord” and “Tenant” respectively.

Paragraph 7.4: In the third line after the words: “the Master Lease”, insert the words: “as such obligations relate to the Premises”.

In the blank lines provided as the end of this paragraph, insert the following: “Sections 1.1, 2.1, 2.3 and 2.4, Article 3 (except subparagraphs 3.3 and 3.4 with respect to Base Monthly Rent only), Sections 5.1(a), 5.2,”.

Paragraph 7.7: In the second to the last line of this paragraph after the words: “damages, claims or demands”, insert the words: “including reasonable attorneys’ fees and costs of suit”.

/s/ JL	/s/ PWF
SUBLESSOR’S	SUBLESSEE’S
INITIALS	INITIALS

EXHIBIT “A”

VIDIMEDIX CORPORATION

3931 SORRENTO VALLEY BLVD.

SAN DIEGO, CA

6935 SQUARE FEET

COOPER ROBERTS & CO.

628 BROADWAY SUITE 1000

SAN DIEGO CA 92101

619/233.3847

First Amendment to Sublease for 3931 Sorrento Valley Boulevard, San

Diego, California

Through an Assignment of the August 12, 1997 Master Lease for the Building at 3931 Sorrento Valley Road, San Diego, California, 92121, Neurothermia, Inc., a California corporation (“Assignee”), has assumed all of the rights and responsibilities from Copper Mountain Networks Inc., a California corporation, “Tenant” under such Master Lease and “Sublessor” under the December 1, 1997 Sublease with VidiMedix Corporation, a Texas corporation, the “Sublessee” under such Sublease. As a result of such Assignment Assignee hereby assumes the obligations of Sublessor in such Sublease. In order to further extend the Sublease, Assignee and Sublessee hereby agree to the following:

Term: Sublessee and Assignee hereby extend this Sublease through December 31, 2000 at the monthly Rent of $7,767.20, effective October 1, 1999.

Mutual Termination Right: On an ongoing basis at anytime after January 1, 2000 either party may serve the other party written notice of its Right to Terminate the Sublease. The effective date of termination must be at least four (4) months after the date that such written notice is given. In the event that neither party exercises the Right to Terminate then the Sublease shall continue until the December 31, 2000 expiration date.

Extension: The Sublease may be extended beyond the December 31, 2000 Expiration Date only by written mutual agreement.

Condition of Subleased Premises: Other than Assignee spending up to $5,000 to remedy an HVAC supply problem to the Subleased Premises by installing an additional HVAC unit to the Building, the Premises are accepted by Sublessee in their “as is” condition.

Commissions: There shall be no commissions paid by either party to The Irving Hughes Group, Inc. or any other broker regarding the extension of the Sublease.

Except as set forth herein, all of the terms and conditions of the Sublease remain unmodified and in full force and effect.

NEUROTHERMIA, INC.		VIDIMEDIX CORPORATION

By:	/s/ [Illegible]	By:	/s/ Philip W. Faris Jr.
Title:	VP OPERATIONS	Title:	President
Date:	7/15/99	Date:	7/15/99

SUBTENANT ESTOPPEL CERTIFICATE

This certificate is given to NEUROTHERMIA, INC., a California corporation (“Assignee”), in connection with the assignment of the interest of Copper Mountain Networks, Inc., a Delaware corporation (“Assignor”) in that certain Standard Industrial Sublease, dated December 1, 1997, between Assignee and the undersigned (“Subtenant”) relating to certain subleased premises located at 3931 Sorrento Valley Boulevard in San Diego, California (the “Subleased Premises”), as required by Section 13.5 of the Master Lease, as incorporated into the terms and conditions of the Sublease by Section 7.3 thereof. Subtenant hereby certifies as follows:

1. The undersigned is the Subtenant under the Sublease. Pursuant to the Sublease, Subtenant has subleased all of the Subleased Premises described in the Sublease and is in possession of the Subleased Premises.

2. The current fixed monthly rent is $7,282.00 payable monthly in advance. The next installment of rent in the amount is due on August 1, 1999. No rent has been prepaid by Subtenant except for current month, and Subtenant agrees not to pay rent more than one month in advance at any time. Subtenant has paid Assignor a security deposit of $21,845.00 pursuant to the terms of the Sublease.

3. The Sublease has been duly executed and delivered by, is a binding obligation of Subtenant and is in full force and effect. The Sublease is the entire agreement between Assignor and Subtenant pertaining to the Subleased Premises. There are no amendments, modifications, supplement, arrangements, side letters or understandings, oral or written, of any sort between Assignor and Subtenant, modifying, amending, altering, supplementing or changing the terms of the Sublease other than those described in Section 1 above.

4. To the best of Subtenant’s knowledge, all obligations of Assignor under the Sublease have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by Assignor under the Sublease. There are no offsets or defenses that Subtenant has against the full enforcement of the Sublease by Assignor, and Subtenant has no claims or causes of action against Assignor.

5. Subtenant is not in any respect in default under the Sublease and has not assigned, transferred or hypothecated the Sublease or any interest therein or subleased or consented to any further subletting of all or any portion of the Subleased Premises.

7. Subtenant has procured and maintained all insurance required of Subtenant by the Sublease and all premiums for such insurance have been paid.

8. Subtenant is not engaged in, nor does Subtenant permit, any use or occupancy of the Premises for the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal and whether accidental or intentional) of any hazardous substances, materials or wastes or any wastes regulated by any Federal, state or local law.

EXHIBIT D

9. Subtenant is not insolvent and is able to pay its debts as they mature, Subtenant has not declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts. Subtenant has no present intentions of doing so, no such proceeding has been commenced against Subtenant seeking such relief and Subtenant has no knowledge that any such proceeding is threatened.

10. Subtenant has no notice of any assignment of the Sublease by the Assignor to anyone other than the Assignee, or any assignment, hypothecation or pledge of rents accruing under the Sublease by the Assignor (except to the Master Lessor set forth in the Master Lease, in accordance with the terms and conditions of the Master Lease).

11. The person executing the Subtenant Estoppel Certificate is authorized by Subtenant to do so and execution hereof is the binding act of Subtenant enforceable against Subtenant.

This Subtenant Estoppel Certificate is made to Assignee in connection with the prospective assignment of Assignor’s interest in the Sublease and the Subleased Premises. This Subtenant Estoppel Certificate may be relied on by Assignee in connection with such assignment.

Dated: July 14, 1999

SUBTENANT:

VIDIMEDIX, INC., a Texas corporation

By:	/s/ PHILIP W. FARIS, JR
Name:	PHILIP W. FARIS, JR
Its:	CEO

EXHIBIT D

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